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[NEW YORK LIFE LOGO] The Company You Keep(R).

                                        NEW YORK LIFE INSURANCE COMPANY
May 22, 2001                            51 Madison Avenue, New York, NY 10010
                                        212 576-5971        Fax 212 447-4146

                                        SCOTT BERLIN, F.S.A., M.A.A.A.
                                        Associate Actuary


Re:  New York Life Insurance and Annuity Corporation
     Variable Universal Life Separate Account - I
     Investment Company Act File Number: 811-07798
     Securities Act File Number: 333-57210

Ladies and Gentlemen:

This opinion is furnished in connection with the referenced registration statement filed by New York Life Insurance and Annuity Corporation ("NYLIAC") under the Securities Act of 1933 (the "Registration Statement"). The prospectus included in the Registration statement on Form S-6 describes the NYLIAC Pinnacle flexible premium variable universal life insurance policies and the NYLIAC Pinnacle survivorship variable universal life insurance policies (collectively, the "Policies"). I am familiar with the Registration Statement and Exhibits thereto.

In my opinion, the illustration of benefits under the Policies included in
Exhibit 6 of the Registration Statement, based on the assumptions stated in the illustration, are consistent with the provisions of the respective forms of the Policies. The age selected in the illustration is representative of the manner in which the Policies operate.

I have reviewed the discount rate used in calculating the present value of NYLIAC's future tax deductions resulting from the amortization of its deduction for certain acquisition costs. In my opinion, the DAC tax charge is reasonable in relation to NYLIAC's increased federal tax burden under section 848 resulting from the receipt of premiums; the targeted rate of return used in calculating such charges is reasonable; and the factors taken into account by NYLIAC in determining the targeted New York rate of return are appropriate.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

Sincerely,



/s/ SCOTT BERLIN
-------------------------------
Scott Berlin, FSA, MAAA
Associate Actuary